Exhibit 99.2

N E W S

April 20, 2005

Beth Copeland - Media
(317) 269-1395
William J. Brunner - Shareholders & Analysts
(317) 269-1614

FOR IMMEDIATE RELEASE

First Indiana Announces Stock Repurchase Authorization

        (INDIANAPOLIS) — The Board of Directors of First Indiana Corporation today authorized a program to repurchase up to 750,000 shares, or approximately 5 percent of First Indiana’s outstanding common stock. The stock will be repurchased from time-to-time at management’s discretion in the open market. The Board provided the repurchase of the shares to begin at any time, and terminated all prior unfulfilled share repurchase programs.

        First Indiana Corporation (Nasdaq: FINB) is a full-service financial services company offering comprehensive financial solutions to businesses and individuals. It is the holding company for First Indiana Bank, N.A., the largest commercial bank headquartered in Indianapolis. Founded in 1915, First Indiana Bank is a national bank with 30 offices in central Indiana. Information about First Indiana is available at (317) 269-1200, or at www.firstindiana.com, which is not a part of this news release.

        The foregoing news release contains forward-looking statements, which involve a number of risks and uncertainties. Such statements are subject to important factors that could cause actual results to differ materially from those anticipated by the forward-looking statements. These factors include (i) anticipated market prices and prices actually paid by the Corporation for its shares pursuant to the stock repurchase program announced herein, (ii) the factors identified in First Indiana’s Annual Report on form 10-K for the year ended December 31, 2004 under the heading “Forward-Looking Statements” which factors are incorporated herein by reference, and (iii) such other factors that may be described from time to time in First Indiana’s SEC filings. Forward-looking statements by their nature are subject to assumptions, risks, and uncertainties. The fact that there are various risks and uncertainties should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. First Indiana undertakes no duty to update forward-looking statements.